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                                                                    EXHIBIT 16.1

                         [ERNST & YOUNG LLP LETTERHEAD]

November 22, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

   We have read Item 4 of Form 8-K dated November 22, 1999 of Triad Hospitals, Inc. (Triad Hospitals Holdings, Inc.) and are in agreement with the statements contained in paragraphs a(i), (ii), (iv), (v) and b on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                          /s/ Ernst & Young LLP

Dallas, Texas